UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2012

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555 ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On March 29, 2012 the Company implemented an additional workforce reduction as part of its effort, initiated January 5, 2012, to bring the Company’s operating expenses more in line with revenues and preserve capital resources. The Company's headcount has now been reduced by approximately 90 employees as compared to the beginning of the calendar year.

In connection with the workforce reduction actions taken to date since the beginning of the calendar year, the Company now estimates that it will incur charges of up to $1.6 million (in cash expenditures) for severance and termination benefits for affected employees. Approximately half of this amount was incurred in the quarter ended March 30, 2012 and approximately half will be incurred in the quarter ending June 29, 2012.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2012, C. Nicholas Keating, Jr. retired from his positions as President and Chief Executive Officer of the Company, effective April 2, 2012.

On April 2, 2012, David Wagenseller, previously Vice President and Chief Financial Officer, became acting President and Chief Executive Officer of the Company, and Karen Carte, previously Vice President and Chief Accounting Officer, assumed responsibilities as acting Chief Financial Officer, in addition to her current duties.

On April 2, 2012, the Company entered into a separation agreement with Mr. Keating, under which the Company agreed to pay the amounts required for his COBRA health care coverage for 18 months, and Mr. Keating agreed to various covenants including a release of any claims he might hold with regards to his former employment by the Company. In supplement to his continuing role on the Company’s Board of Directors, the Company entered into a consulting agreement with Mr. Keating, beginning April 3, 2012, under which the Company will pay him a monthly stipend, for a total of $100,000 over the course of the next year, for advisory consulting services to the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Form of Separation Agreement between the Company and C. Nicholas Keating, Jr.
99.2	Form of Independent Contractor Agreement between the Company and C. Nicholas Keating, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2012

Network Equipment Technologies, Inc.

By:	/s/ KAREN C. CARTE
Name:	Karen C. Carte
Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Separation Agreement between the Company and C. Nicholas Keating, Jr.
99.2	Form of Independent Contractor Agreement between the Company and C. Nicholas Keating, Jr.